THE INSTITUTIONAL SELLERS AND THE INDIVIDUAL SELLERS AND THE BUYER
AGREEMENT FOR THE SALE AND PURCHASE OF LEXVERIFY LTD

CONTENTS
Clause	Page

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THIS AGREEMENT is made on 27 February 2026
BETWEEN:
(1)The INSTITUTIONAL SELLERS whose names and addresses are set out in columns (1) and (2) of Schedule 1 (each an "Institutional Seller" and together the "Institutional Sellers");
(2)The INDIVIDUAL SELLERS whose names and addresses are set out in columns (1) and (2) of Schedule 2 (each an "Individual Seller" and together the "Individual Sellers"); and
(3)T STAMP INC d.b.a. Trust Stamp, a Delaware corporation whose main address is 3017 Bolling Way NE, Floor 2, Atlanta, Georgia 30305 United States of America and which is listed on NASDAQ as “IDAI” (the "Buyer").
THE PARTIES AGREE as follows:
1.INTERPRETATION
1.1In this Agreement:
“Accounts” means the unaudited annual accounts of the Company for the year ending 31 December 2025, dated 9 January 2026 and produced by RJF Accountants for the Company.
"Act" means the Companies Act 2006 (as amended);
“Affiliate” means, with respect to a person, any person that Controls, is Controlled by or is under common Control with such first person;
"Business Day" means a day other than a Saturday or Sunday or public holiday in England and Wales or the United States of America;
"Business IP" means all Intellectual Property legally or beneficially owned by the Company including, but not limited to, (i) the Product IP, (ii) all Improvements and (iii) the IP listed in Schedule 9;
“Buyer’s Completion Board Minutes” has the meaning set out in clause 2.3 of Schedule 4 of this Agreement;
“Buyer’s Counsel” means Gareth Genner of the Buyer
“Buyer Shares” means Listed common stock (NASDAQ: IDAI) of the Buyer (Class A ordinary shares / common stock), free from any Encumbrance and with full title guarantee, and ranking equal (parri passu) with all other Listed IDAI shares of the Buyer on NASDAQ without the need for further action or cost of the Buyer or its agents;
“Change of Control” means a direct or indirect change in ownership or control or corporate reorganisation or merger of the Company, which results in a new party or group assuming Control of the Company.
“Colonial” means the Buyer’s transfer agent, Colonial Stock Transfer;

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"Company", means Lexverify Ltd, a company incorporated in England and Wales (registered number 13092081), whose registered office is at 41 Church Street, Birmingham, England B3 2RT;
"Completion" means completion of the sale and purchase of the Shares in accordance with this Agreement;
“Completion Consideration” means the first twenty-five percent (25%) of the Purchase Price. The proportions of the Completion Consideration payable to each individual Seller are set out in column 6 of Schedule 1 and Schedule 2.
"Completion Date" means the date of this Agreement;
"Confidentiality Agreement" means the confidentiality agreement dated 14 January 2026 between the Buyer and the Company pursuant to which the Company made available to the Buyer and members of the Buyer's Group certain confidential information relating to the Company;
"Confidential Information" means all information which is used in or otherwise relates to the Parties' business, customers or financial or other affairs including information relating to:
(a)Product Know how (including trade secrets and all technical information in relation to products and processes); or
(b)the marketing of products and/or services including customer names and lists and other details of customers, sales targets, sales statistics, and advertising or other promotional materials;
(c)future projects, business development or planning, commercial relationships and negotiations, but does not include information that is made public by, or with the consent of, the disclosing Party;
“Control” means the power (whether direct or indirect) to control and/or direct the affairs of a person, by holding shares, possessing voting power, exercising contractual powers or otherwise; and “Controls” and “Controlled” will be construed accordingly;
"Costs" means all costs (including reasonable legal costs) and expenses, in each case, of any nature whatsoever;
“C-Suite” has the meaning set out in clause 5.10 of this Agreement;
“Data Room” means the electronic data room created by the Company in Sharepoint in relation to this project with the name “Lexverify x TrustStamp Data Room” (a copy of the Data Room index shortly before Completion is at Schedule 11);
"Deferred Consideration" means the balance of seventy-five percent (75%) of the Purchase Price, payable in accordance with Schedule 7 (Deferred Consideration). The proportions of the Deferred Consideration payable to each individual Seller are set out in column 7 of Schedule 1 and Schedule 2;
"Disclosure Statement" means the disclosures set out in Schedule 10, receipt of which has been acknowledged by the Buyer;

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"Encumbrance" means a mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, third-party right or interest, other encumbrance or security interest of any kind, or another type of preferential arrangement (including a title transfer or retention arrangement) having similar effect, including any such right or interest arising at Completion or otherwise in connection with the Agreement;
“Event” means an event, act, transaction or omission including, without limitation, a receipt or accrual of income or gains, distribution, failure to distribute, acquisition, disposal, transfer, payment, loan or advance;
“Executive Sellers” means the Sellers who are employees, officers, or directors of the Company as at the date of this Agreement;
“Financial Information” means (i) the Accounts and (ii) the January management accounts, balance sheet, profit and loss statement, accounts payable statement and accounts receivable statement (in the case of (ii) as of 31 January 2026) which have been provided in the Data Room (receipt of which is hereby acknowledged by the Buyer);
"Improvement" means any improvement, enhancement or modification to the Product IP or to the Product Know how;
“Individual Seller” means those persons listed in Schedule 2;
"Individual Seller Liability Cap" has the meaning given to in Schedule 6 (Limitations on Liability);
“Institutional Seller” means those persons listed in Schedule 1;
"Intellectual Property" means all industrial and intellectual property rights, whether registered or not, including pending applications for registration of such rights and the right to apply for registration or extension of such rights including patents, petty patents, utility models, design patents, designs, copyright (including moral rights and neighbouring rights), database rights, rights in integrated circuits and other sui generis rights, trade marks, trading names, company names, service marks, logos, the get-up of products and packaging, geographical indications and appellations and other signs used in trade, internet domain names, social media user names, rights in know-how and any rights of the same or similar effect or nature as any of the foregoing anywhere in the world;
“Listed” means listed on NASDAQ under the Buyer’s (IDAI) name and, subject to NASDAQ rules and regulations, publicly tradeable as such;
"Longstop Date" means the date twelve (12) months after Completion;
"Losses" means damages, losses, claims, liabilities (including, without limitation, in respect of any taxes, duties, levies and other charges), costs and expenses, including reasonable attorneys’ fees and disbursements, and any irrecoverable VAT or other similar taxes charged or chargeable on or in respect of any of the foregoing;
“New Articles” means the new articles of association that the Buyer wishes the board of directors of the Company to adopt at Completion;
“Press Release” means the draft press release agreed or to be agreed between the Buyer and Dr. Gherhes in relation to the Buyer’s acquisition of the Company;

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"Proceeding" means a civil, criminal, arbitral, administrative or other litigation or proceeding concerning or involving the Company;
"Product Know-how" means all know how relating to the development, management and mainteance of the Product, including, but not limited to, production information, product specifications, process descriptions, technical presentations, instruction and training manuals, and all similar and related items, and including all Improvements;
"Product(s)" means the Company’s products and services;
"Property" means the leasehold property described in Schedule 8 (Properties);
“Purchase Price” has the meaning in clause 2.3 of this Agreement;
"Relevant Claim" means a Warranty Claim;
"Relevant Proportion" means the percentage set out in column 4 of Schedule 1 and column 4 of Schedule 2 against the name of each Seller;
"Relevant Shares" means the shares set against the name of each Institutional Seller in Schedule 1 and each Individual Seller in Schedule 2, together comprising the Shares;
"Resigning Directors" means Richard Grethe and Daniel Pollick;
"Seller" means each of an Institutional Seller or an Individual Seller and "Sellers" shall be construed accordingly;
“Sellers Completion Board Minutes” has the meaning set out in clause 1.3 of Schedule 4 of this Agreement;
"Seller's Counsel" means Robert Sully of Amadeus Advisory;
"Shares" means 13,186,209 Ordinary Shares of £0.00001 each fully paid, 183,086 A Preference Shares of £0.00001 each fully paid and 2,504,083 B Preference Shares of £0.00001 each fully paid, comprising the whole of the allotted and issued share capital of the Company;
"Transaction Documents" means this Agreement and the Confidentiality Agreement;
"Warranty" means the statements contained in Schedule 5 and " Warranties" means all of those statements;
"Warranty Claim" means a claim by the Buyer under or pursuant to the provisions of clause 5 in connection with a breach of Warranty;
1.2In this Agreement, a reference to:
1.2.1a "person" includes a reference to any individual, firm, company, corporation or other body corporate, government, state or agency of a state or any joint venture, association or partnership, works council or employee representative body (whether or not having separate legal personality);
1.2.2a "party" includes a reference to that party's successors and permitted assigns;
1.2.3a clause, paragraph or schedule, unless the context otherwise requires, is a reference to a clause or paragraph of, or schedule to, this Agreement;

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1.2.4a party being liable to another party, or to liability, includes any liability in equity, contract or tort (including negligence) or under the Misrepresentation Act 1967; and
1.2.5a statutory provision includes a reference to the statutory provision as modified or re-enacted or both from time to time before the date of this Agreement and any subordinate legislation made under the statutory provision (as so modified or re-enacted) before the date of this Agreement.
1.3The ejusdem generis principle of construction shall not apply to this Agreement. Accordingly, general words shall not be given a restrictive meaning by reason of their being preceded or followed by words indicating a particular class of acts, matters or things or by examples falling within the general words. Any phrase introduced by the terms "other", "including", "include" and "in particular" or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.
1.4The headings in this Agreement do not affect its interpretation.
2.SALE AND PURCHASE
2.1Each Seller agrees to sell, and the Buyer agrees to buy, the Relevant Shares and each right attaching to the Relevant Shares at Completion, free from any Encumbrance and with full title guarantee.
2.2Each Seller waives all rights of pre-emption and other restrictions on transfer over the Relevant Shares conferred on it and shall procure that all such rights conferred on any other person are waived no later than Completion so as to permit the sale and purchase of the Relevant Shares.
2.3The purchase price of the Shares is USD [Omitted] (the "Purchase Price"), comprising the Completion Consideration and the Deferred Consideration, in each case delivered in Buyer Shares. The number of Buyer Shares comprising the Purchase Price shall be calculated based on the NASDAQ closing price of the Buyer’s IDAI public shares on the day of Completion.
2.4The Buyer shall issue the Purchase Price to the Sellers in four tranches: being the Completion Consideration in accordance with clause 3.1 and the Deferred Consideration in accordance with clause 3.2.
3.CONSIDERATION
3.1On Completion, the Buyer shall issue to each of the Sellers their relevant proportion of the Completion Consideration. The relevant proportions are set out in Schedule 1 and 2. The Buyer shall do this within one (1) business day of Completion by issuing an irrevocable instruction to Colonial to create an account for each of the Sellers, to issue the appropriate number of shares to each of them and to credit their accounts with their relevant proportion of the Completion Consideration, all at no cost to each of the Sellers (“Issuance Process”).
3.2Subject to Completion, the Buyer shall issue to each of the Sellers their relevant proportion of the Deferred Consideration in accordance with Schedule 7 (Deferred Consideration), and adopting the same Issuance Process.
4.COMPLETION
4.1Completion shall take place virtually at the offices of the Seller’s Counsel immediately following the execution of this Agreement (the "Completion Date").

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4.2At Completion the Seller and the Buyer shall do all those things respectively required of them in Schedule 4 (Completion Requirements).
4.3If Completion does not take place immediately following the execution of this Agreement because either Party fails to comply with any of its obligations under this clause 4, the other Party may by notice terminate this Agreement with immediate effect.
4.4If a Party terminates this Agreement pursuant to clause 4.3, each party's further rights and obligations cease immediately on termination, but termination does not affect a party's accrued rights and obligations at the date of termination.
5.WARRANTIES AND INDEMNITIES
5.1Each Institutional Seller represents and warrants to the Buyer that clause 1 (Capacity and Authority) and clauses 2.1 and 2.5 (Shares) of the Warranties in Schedule 5 are true, accurate and not misleading at the date of this Agreement.
5.2Each Individual Seller represents and warrants to the Buyer that each Warranty is true, accurate and not misleading at the date of this Agreement.
5.3Each Seller acknowledges that the Buyer is entering into this Agreement in reliance on each Warranty.
5.4The Warranties are qualified by the facts and circumstances fully, fairly, specifically and accurately disclosed in the Disclosure Statement.
5.5In the event that the Buyer considers, acting reasonably and in good faith, that a Seller is in breach of a Warranty or Warranties, the Buyer shall promptly give written notice (in accordance with clause 14 (Notices)) to the Seller with a reasonable level of information regarding the alleged breach, the alleged Losses for the Buyer, and whether it intends to exercise its rights of set-off under clause 9 (Set Off) of this Agreement. If the Seller responds in writing within fourteen (14) days stating that it is able to remedy the breach, the Buyer shall allow the Seller thirty (30) days in which to do so.
5.6Subject to clause 6, each Seller shall indemnify the Buyer against Losses as a result of a breach of Warranty by that Seller.
5.7Each Seller warrants that, except as expressly disclosed in this Agreement, neither the execution or delivery of this Agreement nor Completion of the transactions contemplated herein shall, of itself, result in the Company and/or Buyer incurring any material liability or obligation to any third party, nor result in any material breach, default, termination, or acceleration of any agreement or obligation to which the Company is a party or by which it is bound.
5.8Each Executive Seller undertakes that, for a period of twelve (12) months following Completion, they shall not, without the prior written consent of the Buyer, directly or indirectly carry on, engage in, or assist any business which competes with the business of the Company as conducted at Completion, nor solicit the business of any client or customer of the Company with whom they had material dealings in the twelve (12) months prior to Completion, nor solicit or entice away any employee or consultant of the Company.
5.9Each Executive Seller warrants that, following Completion, they shall provide the Company and the Buyer with all information, documents, and assistance reasonably requested in relation to any events, facts, or matters occurring prior to Completion, including for the purpose of fulfilling legal, regulatory, tax, or contractual obligations,

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and shall cooperate in good faith to enable the Company and the Buyer to address any such matters.
5.10The Buyer warrants that (i) promptly following Completion, it will arrange for the Company (or itself) to review the compensation packages of Cristian-Andrei Gherhes and Nilansh Kurana (the “C-Suite”) and will amend their compensation packages to not less and not more than market rate packages and (ii) there is no side agreement or undisclosed arrangement with either of the C-Suite that provides any form of compensation for the Shares.

6.LIMITATIONS ON LIABILITY
6.1The liability of each Seller is limited in accordance with Schedule 6 (Limitation on Liability).
7.CONFIDENTIAL INFORMATION
7.1Each Seller severally undertakes to the Buyer, the Buyer acting for itself and as agent and trustee for each member of the Company, that before and for three (3) years after Completion such Seller shall:
7.1.1not use or disclose to any third party any Confidential Information it has or acquires;
7.1.2make every effort to erase from any computer under the control of the Seller any document, disk or file containing, reflecting or generated from any Confidential Information, and following such erasure, not attempt to recover such material; and
7.1.3make every effort to prevent the use or disclosure of Confidential Information.
7.2Clause 7.1 does not apply to disclosure of Confidential Information:
7.2.1to the extent that it is generally known to the public not as a result of a breach of any duty of confidentiality;
7.2.2to a director, officer or employee of the Buyer or of a member of the Company whose function requires him to have the Confidential Information;
7.2.3to the extent that it is required to be disclosed by law, by a rule of a listing authority by which a Institutional Seller's shares are listed, a stock exchange on which a Seller's shares are listed or traded or by a governmental authority or other authority with relevant powers to which a Institutional Seller is subject or submits, whether or not the requirement has the force of law provided that the disclosure shall so far as is practicable be made after consultation with the Buyer and after allowing the Buyer the opportunity to contest such disclosure and after taking into account the Buyer's reasonable requirements as to its timing, content and manner of making or despatch; or
7.2.4to an adviser for the purpose of advising a Seller in connection with the transactions contemplated by this Agreement provided that such disclosure is essential for these purposes.

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8.ANNOUNCEMENTS
8.1Subject to clause 8.2, no party may, before or after Completion, make or issue a public announcement, communication or circular concerning the transactions referred to in this Agreement unless it has first obtained the other party's written consent, which may not be unreasonably withheld or delayed.
8.2Clause 8.1 does not apply to a public announcement, communication or circular:
8.2.1which is the Press Release;
8.2.2made or issued by the Buyer after Completion to a customer, client or supplier of a member of the Company informing it of the Buyer's purchase of the Shares which is consistent with the Press Release; or
8.2.3required by law, by a rule of a listing authority by which a party's shares are listed, a stock exchange on which a party's shares are listed or traded or by a governmental authority or other authority with relevant powers to which a party is subject or submits, whether or not the requirement has the force of law, provided that the public announcement, communication or circular shall so far as is practicable be made after consultation with the other party and after taking into account the reasonable requirements of the other party as to its timing, content and manner of making or despatch.
9.SET OFF
9.1The following provisions shall apply in relation to a liability of a Seller to the Buyer under this Agreement:
9.1.1the Buyer shall be entitled, on written notice to a Seller, to set off any liability of that Seller to the Buyer in respect of a Relevant Claim against the Buyer's liability to that Seller in respect of the Deferred Consideration under this Agreement (in either case whether any such liability is present or future);
9.1.2even if a Seller does not accept that the Buyer has a Relevant Claim or challenges the amount claimed, any withholding by the Buyer shall not discharge the Seller(s) from their obligations under this Agreement, whether under clause 5 (Warranties) or otherwise. If, however, it is subsequently determined finally in proceedings taken in accordance with clause 15 (Governing Law and Jurisdiction) that the Buyer was not entitled to withhold anything, or that it withheld more than it was entitled to withhold, the Buyer shall immediately issue to the Seller(s) the Deferred Consideration improperly withheld; and
9.1.3if the Buyer withholds any amounts in accordance with this clause 9, the Buyer shall, to the extent of that withholding, be discharged from its obligations in relation to the Deferred Consideration due to such Seller(s) under this Agreement unless and until it is subsequently determined finally in proceedings taken in accordance with clause 15 that the Buyer was not entitled to withhold anything, or that it withheld more than it was entitled to withhold.
10.RELEASE AND DISCHARGE
10.1With effect from Completion, each Seller releases the Company from all claims and demands of each Seller against the Company and all liabilities of the Company to each Seller in respect of any period prior to Completion.

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10.2Each Seller acknowledges that, following Completion, they shall have no continuing legal, beneficial, economic, contractual or equitable interest in the Shares.
10.3Save in relation to the performance of this Agreement in accordance with its terms, each Seller hereby irrevocably releases and discharges the Buyer, together with its Affiliates, officers, directors, employees, and agents, from any and all claims, rights, demands, causes of action, liabilities, and proceedings of any nature whatsoever, whether known or unknown, arising out of or in connection with:
10.3.1the Seller’s former ownership of the Shares, or any rights or entitlements attaching to the Shares prior to Completion; and/or
10.3.2the Seller’s former status as a shareholder of the Company.
11.GENERAL
11.1Each party shall pay its own costs relating to the negotiation, preparation, execution and performance by it of this Agreement and of each document referred to in it
11.2A variation of this Agreement is valid only if it is in writing and signed by or on behalf of each party.
11.3The failure to exercise or delay in exercising a right or remedy provided by this Agreement or by law does not impair or constitute a waiver of the right or remedy or an impairment of or a waiver of other rights or remedies. No single or partial exercise of a right or remedy provided by this Agreement or by law prevents further exercise of the right or remedy or the exercise of another right or remedy.
11.4Except to the extent that they have been performed and except where this Agreement provides otherwise, the obligations contained in this Agreement remain in force after Completion.
11.5If the Buyer fails to issue the Completion Consideration and/or the Deferred Consideration on the due date in accordance with the provisions of this Agreement, it shall pay interest on the overdue sum from the due date of payment until the date on which its obligation is discharged at the rate of four per cent per annum above LIBOR (London Inter-Bank Offer Rate) (whether before or after judgment). Interest accrues and is payable from day to day.
11.6A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.
11.7Each of the parties agrees to perform (or procure the performance of) all such acts and things and/or to execute and deliver (or procure the execution and delivery of) all such documents, as may be required by law or as may be necessary or requested by the Buyer for giving full effect to the Transaction Documents and securing to the Buyer the full benefit of the rights, powers and remedies conferred upon the Buyer by the Transaction Documents. Unless otherwise agreed, each party shall be responsible for its own costs and expenses incurred in connection with the provisions of this clause 11.7.
12.ENTIRE AGREEMENT
12.1Subject to the provisions of clause 12.2, the Transaction Documents constitute the entire agreement between the parties. They supersede any previous agreements relating to the subject matter of the Transaction Documents, and set out the complete legal relationship of the parties arising from or connected with that subject matter.

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12.2This Agreement shall only supersede the Confidentiality Agreement at Completion.
12.3Nothing in this clause 12 shall have the effect of limiting any liability arising from fraud, bad faith or wilful concealment.
13.ASSIGNMENT
13.1No Seller may assign, transfer or sub-contract any of its rights or obligations under this Agreement without obtaining the prior written consent of the Buyer. The Buyer may not assign, transfer or sub-contract any of its rights or obligations under this Agreement without obtaining the prior written consent of the following Sellers: MEIF WM Equity LP, Dr Gherhes, Mr Grethe and Mr Sully.
14.NOTICES
14.1A notice or other communication under or in connection with this Agreement (a "Notice") shall be:
14.1.1in writing;
14.1.2in the English language; and
14.1.3delivered personally or sent by first class post pre-paid recorded delivery (and air mail if overseas) or email to the party due to receive the Notice to the address set out in clause 14.4 or to an alternative address, or email address specified by that party by not less than 7 days' written notice to the other party received before the Notice was despatched provided that if the Notice is delivered by email it must also be delivered by one of the other methods specified in this clause 14.1.3.
14.2Unless there is evidence that it was received earlier, a Notice is deemed given if:
14.2.1delivered personally, when left at the address referred to in clause 14.4;
14.2.2sent by mail, except air mail, two Business Days after posting it;
14.2.3sent by air mail, six Business Days after posting it; and
14.2.4sent by email, when the email is sent, provided that a copy of the Notice is sent by another method referred to in this clause 14.2 within one Business Day of sending the email.

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14.3The Buyer irrevocably agrees to accept service of Proceedings at the address in England of the Company from time to time.
14.4The addresses referred to in this clause 14 are:

Name of party	Address	Email address	Marked for the attention of
Each Institutional Seller	Refer to Column (2) of Schedule 1	Refer to Column (2) of Schedule 2	Refer to Schedule 2
Each Individual Seller	Refer to Column (2) of Schedule 2	Refer to Column (2) of Schedule 2	Refer to Schedule 2
The Buyer	3017 Bolling Way NE, Floor 2, Atlanta, Georgia 30305	rmccarthy@truststamp.net	General Counsel

15.GOVERNING LAW AND JURISDICTION
15.1This Agreement (including a dispute relating to its existence, validity or termination) and any non-contractual obligation or other matter arising out of or in connection with it are governed by English law.
15.2The courts of England have exclusive jurisdiction to settle any dispute arising from or connected with this Agreement (a "Dispute") (including a Dispute regarding the existence, validity or termination of this Agreement or relating to any non-contractual or other obligation arising out of or in connection with this Agreement) or the consequences of its nullity.
15.3The parties agree that the courts of London, England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that they will not argue to the contrary.
15.4The parties agree that the documents which start any proceedings relating to a Dispute ("Proceedings") and any other documents required to be served in relation to those Proceedings may be served on the Seller in accordance with clause 14 (Notices). These documents may also be served in any other manner allowed by law. This clause 15.4 applies to all Proceedings wherever started.
15.5The parties agree to act promptly and expeditiously in relation to any Proceedings.
16.COUNTERPARTS & ELECTRONIC SIGNATURES
This Agreement may be executed in any number of counterparts, each of which when executed and delivered is an original and all of which together evidence the same agreement. This Agreement may be signed physically or electronically (including by DocuSign).

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Schedule 1
THE INSTITUTIONAL SELLERS [OMITTED]

170707-3-24-v0.20	14	70-40581919

Schedule 2
THE INDIVIDUAL SELLERS [OMITTED]

TS Lexverify SPA	15	1

Schedule 3
INFORMATION ABOUT THE COMPANY [OMITTED]

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Schedule 4
COMPLETION REQUIREMENTS
1.Seller's obligations
1.1At Completion the Sellers shall deliver to the Buyer (in each case, via their respective counsel):
1.1.1By way of exchange, a duly executed copy of this Agreement signed by the Sellers;
1.1.2duly executed transfer(s) in the agreed form in respect of the Shares to the Buyer and the share certificate for its Relevant Shares;
1.1.3any waiver, consent, release or other document necessary to give the Buyer full legal and beneficial ownership of the Shares (or appropriate negative written confirmation);
1.1.4a copy of the Sellers’ Completion Board Minutes;
1.1.5resignations in the agreed form from the Resigning Directors; and
1.1.6executed mandates in respect of each of the Company’s bank/financial accounts, transferring control to persons nominated by the Buyer.
1.2The Sellers shall ensure that at Completion a meeting of the board of directors of the Company is held at which the directors:
1.2.1vote in favour of the registration of the Buyer as member of the Company in respect of the Shares (subject to the production of properly stamped transfers);
1.2.2appoint the persons nominated by the Buyer as directors and company secretary of the Company with effect from the end of the meeting;
1.2.3accept the resignations of each Resigning Director so as to take effect from the end of the meeting;
1.2.4approve New Articles for the Company in place of the existing articles of association;
1.2.5approve the execution of mandates in respect of each of the Company’s bank/financial accounts, transferring control to persons nominated by the Buyer;
1.2.6approve the transfer of the Company’s electronic repositories, technical stack and software accounts to persons nominated by the Buyer; and
1.2.7if requested by the Buyer, appoint new auditors of the Company and/or change the Company's accounting reference date to a date nominated by the Buyer.
1.3The minutes of the meeting described above in clause 1.2 of this Schedule 4, and duly signed by the Chairman of the meeting, shall be the “Sellers Completion Board Minutes”.
2.Buyer's obligations
2.1At Completion the Buyer shall deliver to the Sellers’ Counsel:

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2.1.1By way of exchange, a duly executed copy of this Agreement signed by the Buyer; and
2.1.2a copy of the Buyer’s Completion Board Minutes.
2.2The Buyer shall ensure that immediately prior to Completion a meeting of the board of directors of the Buyer is held at which the directors:
2.2.1approve the acquisition of the Company and the execution of this Agreement;
2.2.2approve the Buyer’s irrevocable direction to Colonial to issue the Completion Consideration and the Deferred Consideration to the Sellers in accordance with this Agreement;
2.2.3approve the continuing employment of the Company’s employees on substantially similar compensation and benefit terms to comparable team members of the Buyer, including equity participation opportunities.
2.3The minutes of the meeting described above in clause 2.2 of this Schedule 4, and duly signed by the Chairman of the meeting, shall be the “Buyer’s Completion Board Minutes”.
2.4Subsequently, and within one (1) business day of Completion, the Buyer shall deliver to the Sellers’ Counsel a copy of the Buyer’s irrevocable written instruction to Colonial to immediately issue the Completion Consideration to the Sellers and, subject to any Warranty Claims, to be ready to issue the Deferred Consideration to the Sellers, in each case in accordance with this Agreement.

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Schedule 5
WARRANTIES
1.CAPACITY AND AUTHORITY
1.1Each Seller has the right, power and authority, and has taken all action necessary, to execute, deliver and exercise its rights, and perform its obligations, under this Agreement and each document to be executed at or before Completion.
1.2Each Seller's obligations under this Agreement are enforceable in accordance with their terms.
2.THE SHARES
2.1Each Seller is the sole legal and beneficial owner of its Relevant Shares as set out in Schedule 1 or Schedule 2.
2.2The Shares comprise the whole of the Company's allotted and issued share capital, have been properly allotted and issued and are fully paid.
2.3Other than this Agreement, there is no agreement, arrangement or obligation requiring the creation, allotment, issue, transfer, redemption or repayment of, or the grant to a person of the right (conditional or not) to require the allotment, issue, transfer, redemption or repayment of, a share in the capital of the Company (including an option or right of pre-emption or conversion).
2.4No consent, approval, authorisation, or waiver is required for the valid transfer of the Shares other than those obtained or required by law or the Company’s constitutional documents.
2.5Each Seller has the right to, and does, sell and transfer full legal and beneficial title and ownership to and of the Relevant Shares to the Buyer free from all Encumbrances and any other rights exercisable by, or liabilities to, third parties.
3.THE COMPANY
3.1The information contained in Schedule 3 is true, accurate and not misleading.
3.2The Company has the right, power and authority to conduct its business as conducted at the date of this Agreement.
3.3There is no material information that has been withheld from the Buyer that would reasonably impact the value and/or saleability of the Company.
4.THE ACCOUNTS
4.1The Accounts have been prepared on a proper and consistent basis in accordance with the law and applicable standards, principles and practices generally accepted in the United Kingdom.
4.2The Accounts show a true and fair view of the assets, liabilities and state of affairs of the Company and of the profits and losses of the Company for the financial year 2025.
4.3The Financial Information shows a true and fair view of the assets, liabilities and state of affairs of the Company as at the date of each document in the Financial Information and nothing material has changed as of Completion.

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5.INTELLECTUAL PROPERTY
5.1Business IP
5.1.1The Company is the sole and exclusive owner of the Business IP and does not need any other Intellectual Property for its current business;
5.1.2Unless discussed with and approved by the Buyer, no open-source software has been incorporated into the Business IP in a manner requiring disclosure, licensing or distribution of source code to/with a third party;
5.1.3The Business IP is free from any Encumbrances;
5.1.4Schedule 9 (Intellectual Property) contains true, accurate and not misleading details of all the Business IP in respect of which the Company is registered as the owner or is the applicant for registration (the "Registered Owned IP");
5.1.5All renewal and maintenance fees and taxes due up to and including the date of this Agreement in respect of each of the Registered Owned IP have been paid in full and on time.
5.1.6Following Completion, no Seller will retain any right, title or interest in any Business IP.
5.1.7The Trademark has been used continuously and in good faith by the registered proprietor in relation to each of the goods and services for which it is registered at all times since it was applied for.
5.2No infringement or challenge by third parties of Business IP
5.2.1There is not, and has not at any time been, an infringement, misappropriation, misuse, violation or other unauthorised use of any of the Business IP or Company’s Confidential Information by a third party.
5.2.2None of the Business IP is the subject of any opposition, invalidation, revocation or cancellation proceeding or counterclaim or any other Proceeding concerning its validity, enforceability, or the Company's title to such right. No such Proceedings have been threatened.
5.2.3There is no Proceeding or dispute concerning any of the Business IP or Company’s Confidential Information.
5.3No infringement of third party Intellectual Property and/or Know-how
5.3.1The Company has not infringed, misappropriated, misused, violated or otherwise made use without authorisation of any third party Intellectual Property or confidential information.
5.3.2No third party has asserted that the Company has infringed, misappropriated, misused, violated or otherwise made use without authorisation of any third party Intellectual Property or confidential information.
5.4Employees and IP
5.4.1No employee, officer, director (whether executive or non executive), consultant, agent or other representative of the Company or any individual who has formerly held one of these positions (a "Relevant Person") has any right to claim ownership or any other right in respect of the Business IP.

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5.4.2Each Relevant Person is bound by obligations of confidence in respect of the Company’s Confidential Information and Business IP, and none of the aforementioned individuals have used or are permitted to use the Company’s Confidential Information and Business IP other than for the purposes of the Company's business.
6.TAX
6.1.1The Company is and at all times has been resident solely in its jurisdiction of incorporation and is not and has never been subject to or liable to pay tax in any jurisdiction other than its jurisdiction of incorporation and no Tax Authority has at any time suggested, asserted or alleged that the Company is or has been subject to tax in any jurisdiction other than its jurisdiction of incorporation.
6.1.2The Company has paid all tax which it has become liable to pay and is not, and has not in the six years prior to the date of this Agreement been liable to pay a penalty, surcharge, fine or interest in connection with Tax.
6.1.3The Company has within applicable time limits made all returns, filings and elections, provided all information and maintained all records in relation to tax as it is required to make, provide or maintain and has fully complied on a timely basis with all notices served on it and any other requirements lawfully made of it by any tax authority. Such filings, elections and returns are true, correct and complete.
6.1.4The Company has properly operated a system of payroll deduction at source in respect of its directors, officers and employees and has complied with each reporting obligation in connection with benefits provided for the Company's directors, other officers and employees and former directors, other officers and employees.
6.1.5The Company is not and does not expect to be involved in a dispute in relation to tax. No tax authority has investigated or indicated that it intends to investigate, audit or enquire into the Company's tax affairs and there are no grounds for the commencement of any such dispute or investigation that should result in the Company becoming liable to pay any material amount of tax.
6.1.6The Company:
(a)is registered for VAT purposes;
(b)has made, given, obtained and kept up to date, full and accurate records, invoices and documents appropriate or required for VAT purposes; and
(c)has complied in all respects with all applicable VAT legislation and in particular has filed all returns and made all payments of VAT on a timely basis.
7.PENSIONS
7.1The Company provides an opportunity for employees to participate in a workplace pension scheme managed by Nest (National Employment Savings Trust) or to nominate a pension scheme of their choosing (the “Pension Schemes”). The Company contributes to the Pension Schemes as set out in the employment contract with that employee.

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7.2The Company does not have any outstanding liability (including, without limitation, liability for unpaid benefits, contributions or insurance premiums) with respect to any of the Pension Schemes.
8.LITIGATION AND COMPLIANCE WITH LAW
8.1No Proceeding is pending or threatened by or against the Company or a person for whose acts or defaults the Company may be vicariously liable.
8.2The Company and any person for whose acts or defaults the Company may be vicariously liable, has conducted its business and dealt with its assets in all material respects in accordance with all applicable legal and administrative requirements.
9.NO INSOLVENCY, WINDING UP ETC.
9.1No order has been made, petition presented or resolution passed for the winding up of the Company or for the appointment of a liquidator or provisional liquidator to the Company.
9.2No administrator has been appointed in relation to the Company. No notice has been given or filed with the court of an intention to appoint an administrator. No petition or application has been presented or order made for the appointment of an administrator in respect of the Company.
9.3No receiver or administrative receiver has been appointed, nor any notice given of the appointment of any such person, over the whole or part of the Company's business or assets.
10.INSURANCE
10.1The Company has a suite of insurance policies in place and:
10.1.1Each of the policies is valid and enforceable and is not void or voidable,
10.1.2No insurer under any of the policies has disputed, or given any indication that they intend to dispute, the validity of any of the policies on any grounds, and
10.1.3there is nothing which could vitiate any of the policies.
10.2All premiums which are due under the policies have been paid.
11.EMPLOYEES
11.1The Disclosure Statement contains true, accurate and not misleading details of the total number of the Company's employees.
11.2Save as disclosed, the Company has not given notice of termination to or received notice of resignation from, or agreed to transfer out of the Company, any of the employees.
12.PROPERTY
12.1The information in respect of the Company’s registered office address and hotdesk set out in Schedule 8 (Properties) is true, accurate and not misleading. It comprises the only real estate property held by the Company.

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Schedule 6
LIMITATIONS ON LIABILITY
1.The total liability of each Seller under this Agreement is strictly limited to their individual relevant amount of the Purchase Price (being their Completion Consideration and their Deferred Consideration), as set out against the name of the Seller in column (5) of Schedule 1 or Schedule 2.
2.Save in the case of fraud or wilful misconduct, the total liability of each Seller in respect of Warranty Claims is limited to the unreleased Deferred Consideration due to that individual Seller, being at Completion the amount as set out against the name of the Seller in column (8) of Schedule 1 or Schedule 2.
3.Any liability of any Seller shall, in the first instance, be claimed against (and, if the claim is valid satisfied from) their unreleased Deferred Consideration, in the second instance (to the extent permitted under clause 2 above)), from their Buyer shares held with Colonial, and in the final instance (and only in the event that the Seller has already received and divested such shares) from the proceeds of those shares.
4.No Seller is liable in respect of a Warranty Claim unless:
4.1The Seller was actually aware of the matter giving rise to the breach of Warranty Claim; and
4.2the amount that would otherwise be recoverable (but for this clause 3.2) in respect of that Warranty Claim exceeds a de minimis level of ten thousand US dollars (USD $10,000). For this purpose, a number of claims arising out of the same, related or similar matters, facts or circumstances shall be aggregated and form a single claim.
5.SPECIFIC LIMITATIONS
No Seller is liable in respect of a Relevant Claim:
5.1to the extent that the matter giving rise to the Relevant Claim would not have arisen but for:
5.1.1an Event after Completion by or involving the Buyer or a director, employee, agent or Affiliate of the Buyer; or
5.1.2the passing of, or a change in, a law, rule, regulation, interpretation of the law or administrative practice of a government, governmental department, agency or regulatory body after the date of this Agreement or an increase in the tax rates or an imposition of tax, in each case not actually or prospectively in force at the date of this Agreement;
5.2to the extent that the matter giving rise to the Relevant Claim is an amount for which the Buyer has a right of recovery against, or an indemnity from, a person other than an Individual Seller whether under a provision of applicable law, insurance policy or otherwise howsoever or would have had that right or indemnity but for a change in law or the terms of its insurance after Completion;
5.3to the extent that the matter giving rise to the Relevant Claim was taken into account in computing the amount of an allowance, provision or reserve in the Accounts or was specifically referred to in the Accounts or in the notes to the Accounts or in accordance with generally accepted accounting principles has not been so taken account of or referred to;
5.4raised after the Longstop Date.

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6.RECOVERY ONLY ONCE
The Buyer is not entitled to recover more than once in respect of any one matter giving rise to a Relevant Claim.
7.RECOVERY FROM ANOTHER PERSON
7.1If an Individual Seller pays to the Buyer an amount in respect of a Relevant Claim and the Buyer subsequently recovers from another person an amount which is referable to the matter giving rise to the Relevant Claim:
7.1.1if the amount recovered is more than the amount paid by the Individual Seller in respect of the Relevant Claim, the Buyer shall immediately issue to the Individual Seller Deferred Consideration equal to the amount recovered; and
7.1.2if the amount recovered is less than the amount paid by the Individual Seller in respect of the Relevant Claim, the Buyer shall immediately issue to the Individual Seller Deferred Consideration equal to the amount received twice by the Buyer.
8.MITIGATION
Nothing in this Schedule 6 restricts or limits the Buyer's general obligation at law to mitigate any loss or damage which it may incur in consequence of a matter giving rise to a Relevant Claim.
9.PRESERVATION OF INFORMATION
The Buyer shall, and shall ensure that the Company will, preserve all documents, records, correspondence, accounts and other information whatsoever relevant to a matter which may give rise to a Relevant Claim.

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Schedule 7
DEFERRED CONSIDERATION
1.Subject to clause 2 and clause 3 of this Schedule 7, the Buyer shall issue the Deferred Consideration to the Sellers, in accordance with their respective proportions as set out in column 7 of Schedules 1 and 2, in three equal tranches as set out below:
1.1one third of the Deferred Consideration on the date ninety (90) days after Completion;
1.2one third of the Deferred Consideration on the date one hundred and eighty (180) days after Completion; and
1.3one third of the Deferred Consideration on the date two hundred and seventy (270) days after Completion.
2.Subject to clause 3 of this Schedule 7, in the event that there is a Change of Control of Buyer prior to one hundred percent (100%) of their Deferred Consideration being paid to each of the Sellers, the Buyer shall prior to such Change of Control issue all remaining Deferred Consideration to each Seller.
3.In the event of Buyer having issued written notice of a Warranty Claim(s) to a Seller, the Buyer may withhold issuance of that Seller’s Deferred Consideration pending final resolution of the Warranty Claim(s) and, if the Warranty Claim(s) result in a liability from such Seller to the Buyer, the Buyer shall be entitled to set-off such Loss against the Deferred Consideration, in each case in accordance with clause 9 (Set Off).

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Schedule 8
PROPERTY [OMITTED]

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Schedule 9
INTELLECTUAL PROPERTY[OMITTED]

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Schedule 10

DISCLOSURE STATEMENT [OMITTED]

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Schedule 11
DATA ROOM INDEX
[OMITTED]

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EXECUTED by the parties:

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[_]             ______________________________
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Signed by [    ]
a duly authorised
representative of
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a duly authorised
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